UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 27, 2012 (September 26, 2012)

J. ALEXANDER’S CORPORATION
(Exact Name of Registrant as Specified in Charter)

Tennessee	1-08766	62-0854056
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3401 West End Avenue, Suite 260, P.O. Box 24300, Nashville, Tennessee 37202
(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code: (615) 269-1900

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

⃞ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

⃞ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

⃞ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

⃞ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Introduction and Background

On July 30, 2012, J. Alexander’s Corporation, a Tennessee corporation (“J. Alexander’s” or the “Company”), entered into an Amended and Restated Agreement and Plan of Merger (the “Merger Agreement”), by and among J. Alexander’s, Fidelity National Financial, Inc., a Delaware corporation (“Fidelity” or “Parent”), New Athena Merger Sub, Inc., a Tennessee corporation and an indirect, wholly owned subsidiary of Fidelity (“Merger Sub”), American Blue Ribbon Holdings, Inc., a Delaware corporation and an indirect, majority-owned subsidiary of Parent (“ABRH”), Athena Merger Sub, Inc., a Tennessee corporation and a direct, wholly owned subsidiary of ABRH, and Fidelity Newport Holdings, LLC, a Delaware limited liability company and an indirect, majority-owned restaurant operating subsidiary of Fidelity. On September 5, 2012, J. Alexander’s, Fidelity and Merger Sub entered into a First Amendment to the Merger Agreement (the “First Amendment”). Pursuant to the Merger Agreement, as amended by the First Amendment, upon the terms and subject to the conditions thereof, Merger Sub commenced a tender offer (the “Offer”) to acquire all of the outstanding shares of common stock, $0.05 par value per share, of the Company (the “Shares”) at a purchase price of $14.50 per share, net to the seller thereof in cash (the “Offer Price”), without interest and subject to any required withholding of taxes.

On September 20, 2012, Parent announced the expiration of the Offer, which expired at 5:00 p.m., New York City time, on September 19, 2012. Merger Sub purchased a total of 4,451,627 Shares pursuant to the Offer (excluding 321,133 Shares subject to guarantees of delivery), which constituted approximately 73.75% of the then issued and outstanding Shares.

On September 20, 2012, Fidelity and the Company also announced that Merger Sub was commencing a subsequent offering period to acquire the remaining untendered Shares. The subsequent offering period expired at 5:00 p.m., New York City time, on Wednesday, September 26, 2012. Pursuant to the subsequent offering period, Merger Sub acquired a total of 6,703,418 Shares (including 1,374,503 Shares purchased from the Company by Fidelity by exercise of the Top-Up Option (as described in Item 3.02 below) and subsequently transferred to Purchaser), which constitutes approximately 90.5% of the issued and outstanding Shares.

Item 3.02       Unregistered Sales of Equity Securities.

Pursuant to the Merger Agreement, the Company granted Fidelity an irrevocable option (the “Top-Up Option”) to purchase from the Company, at a price per share equal to the Offer Price paid in the Offer, up to that number of newly issued shares of J. Alexander’s common stock (the “Top-Up Option Shares”) that, when added to the number of Shares owned by Fidelity (or any of its subsidiaries) at the time of the exercise of the Top-Up Option, would constitute one share more than 90% of the shares of J. Alexander’s common stock then outstanding on a fully-diluted basis (as defined in the Merger Agreement) (the “Short-Form Threshold”).

On September 26, 2012, pursuant to the terms of the Merger Agreement, Fidelity exercised the Top-Up Option and purchased directly from the Company 1,374,503 Top-Up Option Shares at a price per Share equal to the Offer Price. Fidelity remitted the purchase price for the Top-Up Option Shares to the Company in the form of cash equal to $68,725.15 plus a non-negotiable, non-transferrable promissory note issued by Fidelity in the aggregate principal amount of $19,861,568.35, bearing simple interest at a per annum rate of 1.5%, with principal and interest due one year after issuance, pre-payable in whole or in part without premium or penalty. Immediately following the issuance of the Top-Up Option Shares to Fidelity, Fidelity caused the Top-Up Option Shares to be transferred to Merger Sub.

The Top-Up Option Shares were issued without registration under the Securities Act of 1933, as amended (the “Securities Act”), in reliance upon an exemption from registration pursuant to Section 4(a)(2) of the Securities Act, as a transaction by an issuer not involving a public offering.

The Top-Up Option Shares, when combined with the number of Shares owned by Merger Sub immediately prior to the exercise of the Top-Up Option, represent a number in excess of the Short-Form Threshold. The attainment of the Short-Form Threshold by Fidelity and Merger Sub will permit the completion of a “short-form” merger under applicable Tennessee law, without a vote of any shareholder of the Company. After a one-month waiting period required under the Tennessee Business Corporation Act (the “TBCA”), Merger Sub intends to merge with and into the Company in accordance with the “short-form” merger and other applicable provisions of the TBCA. Following the merger, the Company will become an indirect, wholly owned subsidiary of Fidelity. As a result of the merger, any Shares not tendered will be cancelled and will be converted into the right to receive the same $14.50 in cash per Share, without interest and less any applicable withholding taxes, that was paid in the Offer.

Item 5.02       Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On September 27, 2012, pursuant to the terms of the Merger Agreement, the number of directors comprising the Company’s Board of Directors (the “Board”) was increased to eight persons, and Hazem Ouf was appointed to the Board. Information concerning Mr. Ouf was previously disclosed in Amendment No. 3 to the Tender Offer Statement on Schedule TO filed by Fidelity, Merger Sub and Fidelity National Special Opportunities, Inc. on September 17, 2012.

As of the date of this Current Report, the Mr. Ouf is not expected to be named to any committee of the Board. The Company is not aware of any relationships or transactions in which Mr. Ouf has or will have an interest, or was or is a party, requiring disclosure under Item 404(a) of Regulation S-K. Mr. Ouf has waived all cash and equity compensation to which he is entitled in connection with his service on the Board.

Cautionary Statement Regarding Forward-Looking Statements

The Company cautions that certain information contained in this communication, particularly information regarding the consummation of the transactions contemplated by the Merger Agreement, is forward-looking information that involves risks, uncertainties and other factors that could cause actual results to differ materially from those expressed or implied by the forward-looking statements. Forward-looking statements are typically identified by words or phrases such as “may,” “will,” “anticipate,” “estimate,” “expect,” “project,” “intend,” “plan,” “believe,” “target,” “forecast,” and other words and terms of similar meaning. Important factors that could cause actual results to differ materially from those expressed or implied by the forward-looking statements include, among other things: the effects of disruptions from the transaction; the risk of shareholder litigation in connection with the transaction and any related significant costs of defense, indemnification and liability; and the possibility that various closing conditions for the transaction may not be satisfied or waived. There can be no assurance that the proposed transactions will in fact be consummated.

Additional information about these and other material factors or assumptions underlying such forward looking statements are set forth in the reports that the Company files from time to time with the SEC, including those items listed under the “Risk Factors” heading in Item 1.A of the Company’s Annual Report on Form 10-K for the year ended January 1, 2012, as well as the solicitation/recommendation statement on Schedule 14D-9 filed by the Company, as amended. These forward-looking statements reflect the Company’s expectations as of the date of this Form 8-K. The Company disclaims any intent or obligation to update these forward-looking statements for any reason, even if new information becomes available or other events occur in the future, except as may be required by law.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

J. Alexander’s Corporation

Date:	September 27, 2012	By:	/s/ R. Gregory Lewis
R. Gregory Lewis
Chief Financial Officer, Vice President of Finance and Secretary